Exhibit 99.1

- - PRESS RELEASE - -

Investor Contact:

Max Pashman

mpashman@irpartnersinc.com

Phone: 818-280-6800

FOR IMMEDIATE RELEASE

September 22, 2015

Adaptive Medias Appoints John B. Strong as

Chairman of the Board AND CHIEF EXECUTIVE OFFICER

Technology and Business Veteran John B. Strong to Lead Adaptive

Medias' Strategic Expansion Strategy Following Wide-Ranging Search

IRVINE, Calif., September 22, 2015 -- Adaptive Medias, Inc. (ADTM), a video technology company that supports publishers, content producers and brand advertisers, today announced that John B. Strong, 55, has been named as the Company’s Chairman of the Board and permanent Chief Executive Officer, effective immediately. Mr. Strong has served as the Company’s interim Chief Executive Officer since the beginning of August 2015.

Omar Akram, Former Chairman of the Board of Adaptive Medias, said, “After a comprehensive and careful search process, the Board is pleased to welcome Mr. Strong to the Adaptive Medias team. Mr. Strong has a solid track record of leadership and innovation and has been a proven asset since coming on board as our interim CEO last month. He has since set us on a strong path toward profitability and success, and we are looking forward to continuing to grow and expand under his leadership.”

Mr. Strong has more than 30 years of senior level executive and financial experience in the technology industry. Prior to his appointment to the position of Chief Executive Officer at Adaptive Medias, he invested in a number of successful technology-based companies, including www.thestorefront.com, the “AirBNB for retail space”; www.boxbee.com, a San Francisco-based on-demand storage company; www.matterfab.com, a leading industrial metal 3D printing company; www.particle.io, an IOT chip maker; and www.scoutalarm.com, a high-tech home security company. Scout is currently positioned to exceed $46 million in revenue next year and over $114 million in 2017. Mr. Strong also founded www.communly.com, a Los Angeles-based social media company; www.combotrip.com, a New Mexico-based travel site; and www.trychec.com, a London-based payment platform. In addition, Mr. Strong is a director of www.bombaydevelopment.com, a maker of artificial intelligence software for commercial drones. Mr. Strong holds a Bachelor’s Degree from the University of New Mexico.

Mr. Strong said, "I’m extremely honored for the opportunity to be part of an exceptional, dedicated and talented team of professionals. I’ve been a long-time investor in Adaptive Medias and truly believe we have one of the most innovative platforms in the ad-tech space. I am incredibly excited for what we have in store for tomorrow and beyond.”

Adaptive Medias, Inc. Press Release

ABOUT ADAPTIVE MEDIAS

Adaptive Medias, Inc. (ADTM) is a leading provider of mobile video delivery and monetization solutions for publishers, content producers and advertisers. The company's comprehensive mobile video technology platform, Media Graph, facilitates the delivery of integrated, engaging video content and impactful ad units across all screens and devices. Adaptive Medias is one of the first companies to offer clients a digital video player built specifically for the mobile world. For more information, please visit www.adaptivem.com. Follow the Company on Twitter @adaptive_m.

SAFE HARBOR STATEMENT

This Press Release may contain certain forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Adaptive Medias, Inc. has tried, whenever possible, to identify these forward-looking statements using words such as "anticipates," "believes," "estimates," "expects," "plans," "intends," "potential" and similar expressions. These statements reflect Adaptive Medias' current beliefs and are based on information currently available to it. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause Adaptive Medias' actual results, performance or achievements to differ materially from those expressed in or implied by such statements. Adaptive Medias undertakes no obligation to update or provide advice in the event of any change, addition or alteration to the information contained in this Press Release including such forward-looking statements.

Contact:

Investor Relations Contact:

Max Pashman
818 280-6800
mpashman@irpartnersinc.com